Exhibit 10.1

AGREEMENT FOR THE EXCHANGE OF STOCK

by and among

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO LTD.,

a Nevada corporation;

WORLDWIDE MEDIA INVESTMENTS CORP.,

an Anguilla corporation;

NOWNEWS NETWORK CO., LTD.,

a Taiwan corporation;

and those persons and entities specified on

Pages 40 through 82, inclusive, this Agreement,

as shareholders of WORLDWIDE MEDIA INVESTMENTS CORP.

THIS AGREEMENT FOR THE EXCHANGE OF STOCK (“Agreement”) is entered into effective the 14th day of November, 2014 (the “Effective Date”), by and among NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD., a Nevada corporation (the “Company”); WORLDWIDE MEDIA INVESTMENTS CORP., an Anguilla corporation (“Worldwide”); NOWNEWS NETWORK CO., LTD., a Taiwan corporation (“Taiwan NOWnews”) and those persons and entities specified on Pages 40 through 82, inclusive, of this Agreement, each a shareholder of Worldwide, (together, the “Worldwide Shareholders” and each a “Worldwide Shareholder”) and provides for a process pursuant to which Worldwide will become a wholly owned subsidiary of the Company.

RECITALS

A.	The Company is a reporting issuer pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and participates on the Over-The-Counter Markets (the “OTC”).

B.	Worldwide is a privately held corporation. Worldwide has one wholly owned subsidiary which is Sky Media Investments Co., Ltd. (“Sky Media”), which owns a majority interest in Taiwan NOWnews. For convenience, Sky Media and Taiwan NOWnews may be referred to in this Agreement as the “Worldwide Subsidiaries” and each a “Worldwide Subsidiary”.

C.	The Company desires to acquire, on the terms and subject to the conditions and in the manner specified in this Agreement, all of the issued and outstanding shares of capital stock of Worldwide from the Worldwide Shareholders.

D.	Worldwide believes that it is desirable and in the best interests of Worldwide that it be acquired by the Company as a wholly owned subsidiary of the Company, and Worldwide desires that the acquisition proposal of the Company be made available to the Worldwide Shareholders.

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E.	The Company is not prepared or willing to proceed with the transaction contemplated by the provisions of this Agreement without the support, agreements, warranties and representations of Worldwide and the Worldwide Shareholders specified in this Agreement, and the Company is proceeding in reliance upon such support, agreements, representations and warranties.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

ARTICLE I

DEFINITIONS

As used in this Agreement, in addition to terms defined elsewhere in this Agreement, the terms specified below in this Article I shall have the definitions and meanings specified immediately after those terms, unless a different and common meaning of the term is clearly indicated by the context, and variants and derivatives of the following terms shall have correlative meanings. To the extent that certain of the definitions and meanings specified below suggest, indicate, or express agreements between or among parties to this Agreement, or specify representations or warranties or covenants of a party, the parties to this Agreement agree to the same, by execution of this Agreement. The parties to this Agreement agree that agreements, representations, warranties, and covenants expressed in any part or provision of this Agreement shall, for all purposes of this Agreement, be treated in the same manner as other such agreements, representations, warranties, and covenants specified elsewhere in this Agreement, and the article or section of this Agreement within which such an agreement, representation, warranty, or covenant is specified shall have no separate meaning or effect on the same.

1.1 Affiliate. When used with respect to a person, an "affiliate" of that person is a person Controlling, Controlled by, or under common Control with that person.

1.2 Agreement. This Agreement For The Exchange of Stock, including all of its schedules and exhibits, if any, and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Transaction or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such schedules, exhibits, and other documents.

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1.3 Audited Financial Statements. The balance sheet, income statement, statement of stockholders equity, and statement of cash flows or, in each instance, equivalent statements of a respective company, as commonly provided to shareholders of that company, as of end of the most recent fiscal year of that company, and for the two (2) years then ended, or such shorter period, as appropriate as reported by that company’s Auditors.

1.4 Auditors. Independent certified public accountants currently being retained by a respective company for the purpose of auditing financial statements of that company.

1.5 Business Day. Any day that is not a Saturday, Sunday, or a day on which banks in Carson City, Nevada are authorized to close.

1.6 Closing. The completion of the Transaction, to occur as contemplated by the provisions of Article II of this Agreement.

1.7 Closing Date. The date on which the Closing actually occurs, which shall be ________, 2014, unless otherwise agreed by the parties to this Agreement, but shall not in any event be prior to satisfaction or waiver of the conditions to Closing specified by the provisions of Article VII of this Agreement.

1.8 Closing Time. The time at which the Closing actually occurs. All events that are to occur at the Closing Time shall, for all purposes, be deemed to occur simultaneously, except to the extent, if at all, that a specific order of occurrence is otherwise specified.

1.9 Code. The Internal Revenue Code of 1986, as amended and in effect on the Effective Date.

1.10 Company. NOWNEWS DIGITAL MEDIA TECHNOLOGY CO LTD., a Nevada corporation.

1.11 Company Balance Sheet. The most recent balance sheet included in the Audited Financial Statements of the Company.

1.12 Company Disclosure Document. The document delivered by the Company to Worldwide and the Worldwide Shareholders specifying certain disclosures in connection with the Company regarding the Transaction.

1.13 Control. The power, directly or indirectly, to control direct or influence the management, operation, policies, or affairs of a person.

1.14 Exchange Shares. Twenty million (20,000,000) shares of the Company’s common stock, which shares shall be issued to the Worldwide Shareholders in exchange for all of the Worldwide Shares.

1.15 Effective Date. The date which is specified in the preamble of this Agreement.

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1.16 Exchange Act. The Securities Exchange Act of 1934, as amended to the date as which any reference thereto is relevant pursuant to this Agreement, including any substitute or replacement statute adopted in place or lieu thereof.

1.17 Facilities. All warehouses, stores, plants, production facilities, manufacturing facilities, equipment, processing facilities, fixtures, and improvements owned or leased by any party or otherwise used by such party in connection with the operation of its business or leased or subleased by such party to other persons.

1.18 GAAP. Generally accepted accounting principles of the United States, as in effect on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with GAAP. All references in this Agreement to financial statements prepared in accordance with GAAP shall be defined and mean in accordance with GAAP consistently applied throughout the periods to which reference is made.

1.19 Inventories. The stock of raw materials, work-in-process and finished goods, including, but not limited to, finished goods purchased for resale, held for manufacturing, assembly, processing, repairing, finishing, sale, or resale to others, from time to time in the ordinary course of the business in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining, repairing, or similar processes.

1.20 IRS. The Internal Revenue Service.

1.21 Liabilities. At any point in time ("Determination Time"), the obligations of a person, whether known or unknown, contingent or absolute, recorded on such person’s books or not, arising or resulting in any way from facts, events, agreements, obligations or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time to the Determination Time, but not including obligations accruing or payable after the Determination Time to the extent (but only to the extent) that such obligations (i) result from previously existing agreements for services, benefits, or other considerations, and (ii) accrue or become payable with respect to services, benefits, or other considerations received by the person after the Determination Time.

1.22 Payables. Liabilities of a party resulting from the borrowing of money or the incurring of obligations for merchandise or goods purchased.

1.23 Proprietary Rights. Trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created or owned by the person claiming ownership, proprietary or similar, or used by such person in connection with such person’s business, whether or not the same are entitled to legal protection.

1.24 Receivables. Accounts receivable, notes receivable, and other obligations appearing as assets on the books of the Company, Worldwide or the Worldwide Subsidiaries, as the case may be, and customarily specified as assets in balance sheets prepared in accordance with GAAP.

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1.26 SEC. The Securities and Exchange Commission.

1.27 Securities Act. The Securities Act of 1933, as amended to the date as of which any reference thereto is relevant pursuant to this Agreement, including any substitute or replacement statute adopted in place or lieu thereof.

1.28 Sky Media. Sky Media Investments Co., Ltd., an Anguilla corporation, which is wholly owned by Worldwide.

1.29 Super 8-K. The Current Report on Form 8-K which will be prepared and filed by the Company with the SEC no later than 4 business days following the Closing Date and which shall disclose the appropriate Form 10 information regarding the Company, Worldwide, the Worldwide Subsidiaries and Transaction.

1.30 Taiwan NOWnews. Nownews Network Co., Ltd., a Taiwan corporation, of which 66% of the issued and outstanding shares of capital stock is owned by Sky Media.

1.31 Transaction. The exchange of the Worldwide Shares for the Exchange Shares and the related transactions contemplated by the provisions of this Agreement.

1.32 Unaudited Financial Statements. The balance sheet, income statement, statement of stockholders equity and statement of cash flows or equivalent statements of a respective company, as commonly prepared, as at the end of the most recent fiscal quarter of that company, with comparable statements for each similar period of the prior fiscal year.

1.33 Worldwide. Worldwide Media Investments Corp., an Anguilla corporation.

1.34 Worldwide Balance Sheet. The most recent balance sheet included in the Audited Financial Statements of Worldwide.

1.35 Worldwide Disclosure Document. The document delivered by Worldwide to the Company specifying certain disclosures regarding Worldwide in connection with the Transaction.

1.36 Worldwide Shareholders. Those persons and entities specified on Pages 40 through 82, inclusive, of this Agreement.

1.37 Worldwide Shares. Those 20,000,000 shares of Worldwide that are currently issued and outstanding and held by the Worldwide Shareholders and which shall be exchanged for the Exchange Shares.

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ARTICLE II

THE TRANSACTION

2.1 The Transaction. On the Closing Date, and at the Closing Time, subject in all instances to each of the terms, conditions, provisions and limitations specified in this Agreement, each Worldwide Share, by virtue of the Transaction, shall be exchangeable for one Exchange Share.

2.2 Issuance of Exchange Shares. Pursuant to the Transaction, each Worldwide Shareholder shall be entitled to receive, from and after the Closing, in respect that number of the Worldwide Shares issued and outstanding immediately prior to the Closing Date owned by such Worldwide Shareholder (and upon surrender of the certificate(s) evidencing and representing those Worldwide Shares, duly endorsed and in all respects in proper form for transfer), that same number of the Exchange Shares.

2.3 Effect of the Transaction. The Transaction shall have the effect of causing Worldwide to become a wholly owned subsidiary of the Company; provided, however, the separate existence of Worldwide shall continue, and all of the property, rights, privileges, and powers of Worldwide shall remain vested in Worldwide, and all debts, liabilities, and obligations of Worldwide shall remain the debts, liabilities, and obligations of Worldwide, subject to any and all setoffs and defenses of Worldwide.

2.4 Exchange Agent. Empire Stock Transfer Inc., the transfer agent for the Company, shall be, and here is, designated by the parties hereto to act as the exchange agent (the “Exchange Agent”) regarding the Transaction.

2.5 Exchange Procedure. Subject to the conditions of this Agreement, certificates representing the Exchange Shares (the “Exchange Certificates”) shall be issued to the Worldwide Shareholders upon the surrender by Worldwide Shareholders of the certificates representing all of the outstanding Worldwide Shares (the “Worldwide Certificates”) as provided for herein or otherwise agreed by the parties hereto. Promptly after the Closing Time, and in no event more than three (3) business days thereafter, the Company shall cause the Exchange Agent to mail to each Worldwide Shareholder of record (as of the Closing Time) (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the respective Worldwide Certificate(s) shall pass, only upon delivery of the respective Worldwide Certificate(s) by such Worldwide Shareholder to the Exchange Agent and shall contain such other customary provisions as the Company may reasonably specify), and (ii) instructions for use in effecting the surrender of the respective Worldwide Certificate(s) in exchange for the respective Exchange Shares to which such Worldwide Shareholder is entitled as a result of the Transaction. Upon surrender of the Worldwide Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Company, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Worldwide Shareholders shall be entitled to receive in exchange therefor such Exchange Certificates representing the number of Exchange Shares, for which their Worldwide Shares are exchangeable at the Closing Time, and the Worldwide Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Worldwide Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the applicable Exchange Shares issuable pursuant to Section 2.2.

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2.6 Names and addresses of Worldwide Shareholders. No later than the Closing Time, Worldwide shall provide to the Exchange Agent the name and address of each Worldwide Shareholder.

2.7 Exchange Certificates re: Different Name. If Exchange Certificates are to be issued in a name other than that in which the Worldwide Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Worldwide Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and the persons requesting such exchange will have paid to the Company or any agent designated by it any transfer or other taxes required because of the issuance of Exchange Certificates in any name other than that of the registered holder of the Worldwide Certificates surrendered, or establish to the satisfaction of the Company or any agent designated by it that such tax has been paid or is not payable.

2.8 Termination of Exchange Agent Obligations. Exchange Certificates held by the Exchange Agent that have not been delivered to Worldwide Shareholders six (6) months or later after the Closing Time shall promptly be delivered to the Company, and thereafter holders of Worldwide Certificates who have not theretofore complied with the exchange procedures specified in and contemplated by Section 2.5 shall thereafter look only to the Company (subject to abandoned property, escheat and similar laws) for their claims for Exchange Shares.

2.9 No Liability re: Abandoned Property and Similar Laws. Notwithstanding anything to the contrary in this Agreement, neither the Exchange Agent, the Company, Worldwide, nor any other party hereto shall be liable to any holder of Worldwide Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

2.10 No Further Ownership Rights in Worldwide Shares. All Exchange Shares deemed issued to Worldwide Shareholders upon consummation of the Transaction shall be deemed to have been issued in full satisfaction of all rights pertaining to the Transaction. If, after the Closing Time, Worldwide Certificates are presented to the Company for any reason, they shall be canceled and exchanged as provided in this article.

2.11 Closing. The Closing of the Transaction shall take place by the exchange of documents and signatures at 10:00 a.m. Pacific Time on the day the conditions to closing specified in Article VII of this Agreement have been satisfied or waived, or at such other time and date as the parties shall agree in writing, which other date shall then be the Closing Date.

2.12 Rights and Obligations of Worldwide Shareholders re: Transaction. By executing this Agreement, each of the Worldwide Shareholders agrees to be obligated by the provisions of this Agreement and by any amendment, modification, or change in or to this Agreement or any of its provisions that is accepted by Worldwide Shareholders holding a majority of all of the issued and outstanding Worldwide Shares in the aggregate; provided, however, that no such amendment, modification, or change shall treat any Worldwide Shareholder who does not consent thereto more favorably than such amendment, modification, or change that treats any Worldwide Shareholder who does consent thereto.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Worldwide and the Worldwide Shareholders the following:

3.1 Organization And Qualification. The Company is a corporation duly organized, validly existing, and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as that business is now conducted. The Company is, or will prior to the Closing be, duly qualified as a foreign corporation to do business, and in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

3.2 Capitalization. The authorized capital stock of the Company consists of 500,000,000 shares of common stock, $.001 par value. There is no other capital stock of the Company authorized for issuance. As of the Effective Date, 2,412,000 shares of the Company’s common stock were validly issued and outstanding, fully paid, and nonassessable. As of the Effective Date, no shares of its common stock were held in the Company’s treasury; and no shares of that common stock are reserved for issuance, nor are there outstanding any options, warrants, convertible instruments or other rights, agreements or commitments to acquire common stock of the Company.

3.3 Authority Relative to This Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations created by this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of the Company, and no other corporate proceedings on the part of the Company are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditor’s rights generally.

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3.4 Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement, and the performance by the Company of its obligations created by this Agreement, do not (i) conflict with or result in a breach of any of the provisions of the Articles of Incorporation (or similar charter document) or Bylaws (or similar governing document) of the Company; (ii) contravene any law, ordinance, rule, or regulation of any state or political subdivision of either the United States (except for compliance with regulatory or licensing laws all of which, to the extent applicable to the Company (and to the extent within the control of the Company), will be satisfied in all material respects prior to the Closing), or of any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or obligates the Company or any of its material properties, except in any event when such contravention will not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company, and will not have a material adverse effect on the validity of this Agreement or on the validity of the consummation the Transaction; (iii) conflict with or result in a material breach of or default pursuant to any material agreement or instrument to which the Company is a party or by which the Company may be affected or obligated; (iv) require the authorization, consent, approval, or license of any third party; or (v) constitute any reason for the loss or suspension of any permits, licenses, or other authorizations used in the business of the Company.

3.5 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of the Company.

3.6 Financial Statements. The Company has heretofore delivered to Worldwide and the Worldwide Shareholders the following:

1. The Company’s Audited Financial Statements;

2. The Company’s Unaudited Financial Statements; and

3. The Company Disclosure Document.

All of the historical financial statements contained in such documents were prepared from the books and records of the Company. The Company’s Audited Financial Statements were prepared in accordance with GAAP, and fairly and accurately present the financial situation and condition of the Company as at the dates and for the periods indicated. Without limiting the foregoing, at the date of the Company Balance Sheet, the Company owned each of the assets included in preparation of the Company Balance Sheet, and the valuation of such assets in the Company Balance Sheet is not more than their fair saleable value (on an item-by-item basis) at that date. The Company’s Unaudited Financial Statements were prepared in a manner consistent with the basis of presentation used in the Company’s Audited Financial Statements, and fairly present the financial situation and condition of the Company as at and for the periods indicated, subject to normal year-end adjustments, none of which will be material. From the Effective Date through the Closing Date the Company will continue to prepare financial statements on the same basis that it has done so in the past, the Company will promptly deliver those financial statements to Worldwide and the Worldwide Shareholders, and the foregoing representations and warranties will be applicable to each financial statement so prepared and delivered.

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3.7 No Undisclosed Liabilities. The Company has no Liabilities which are not adequately presented or reserved against on the Company Balance Sheet, except Liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice.

3.8 No Material Adverse Change, Etc. Since the date of the Company Balance Sheet, other than as contemplated or caused by this Agreement, there has not been (i) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of the Company; (ii) any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company; (iii) any entry into or termination of any material commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) by or involving the Company, other than this Agreement and agreements executed in the ordinary course of business; (iv) any redemption, repurchase, or other acquisition for value of its capital stock by the Company, or any dividend or distribution declared, set aside, or paid on capital stock of the Company; (v) any transfer of any right granted pursuant to any material lease, license, agreement, patent, trademark, trade name, or copyright of the Company; (vi) any sale or other disposition of any asset of the Company, or any mortgage, pledge, or imposition of any lien or other encumbrance on any asset of the Company, other than in the ordinary course of business, or any agreement relating to any of the foregoing; of (vii) any default or breach by the Company in any material respect pursuant to any contract, license or permit. Since the date of the Company Balance Sheet, the Company has conducted its business only in the ordinary and usual course, and, without limiting the foregoing, no changes have been made in (i) executive compensation amounts; (ii) the manner in which employees of the Company are compensated; (iii) supplemental benefits provided to any employees; or (iv) inventory amounts in relation to sales amounts, except, in any such event, in the ordinary course of business and, in any event, without material adverse effect on the business, condition (financial or otherwise), operations, or prospects of the Company.

3.9 Taxes. The Company has properly filed or caused to be filed all federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law to be filed by it and has paid, or made full and adequate provision for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods contemplated by such returns, reports, and declarations.

3.10 Litigation. No investigation or review by any governmental entity with respect to the Company is pending or threatened (other than inspections and reviews customarily made of businesses such as those similar to that the Company), nor has any governmental entity indicated to the Company an intention to conduct any such investigation or review. There is no action, litigation or proceeding pending or threatened against or affecting the Company, at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

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3.11 Employees, Etc. There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trusts, funds, or arrangements maintained by the Company for the benefit of directors, officers or employees of, and there are no employment, consulting, severance, or indemnification arrangements, agreements, or understandings between, the Company, on the one hand, and any current or former directors, officers or other employees (or Affiliates thereof) of the Company, on the other hand. The Company is not, and following the Closing will not be, obligated by any express or implied contract or agreement to employ, directly or as consultant or otherwise, any person for any specific period of time or until any specific age.

3.12 Compliance With Laws. The Company is in compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the business of the Company, and the Company has all permits, licenses, rights, and other governmental authorizations necessary to conduct its business as presently conducted.

3.13 Ownership of Assets. The Company has good and marketable title to, or valid, effective, and continuing leasehold rights in the event of leased property, in all assets owned or leased by it or used by it in the conduct of its business, in such a manner as to create the appearance or reasonable expectation that such assets are owned or leased by it, free and clear of all liens, claims, encumbrances, and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which singularly and in the aggregate are not substantial in amount and do not materially detract from the value of the asset subject thereto or materially impair the use thereof. The Company does not know of any potential action by any person, and no proceedings with respect thereto have been instituted of which the Company has notice, that would materially affect the Company’s ability to use and to utilize each of the Company’s assets in its business.

3.14 Proprietary Rights. The Company possesses full and complete ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all of its Proprietary Rights; the Company has not received any notice of conflict which asserts the rights of any other person with respect thereto; and the Company has in all material respects performed all of the obligations required to be performed by it and is not in default in any material respect, pursuant to any agreement relating to any such Proprietary Right.

3.15 Subsidiaries, Etc. The Company has no subsidiaries.

3.16 Trade Names. The Company Disclosure Document identifies each trade name, fictitious business name, or other similar name pursuant to which the Company has conducted any part of the Company’s business or pursuant to which the Company has utilized any of the Company’s assets during the 10 years immediately preceding the Effective Date.

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3.17 Facilities. The Company’s Facilities are (as to physical plant and structure) structurally sound and none of the Company’s Facilities, nor any of the assets used by the Company in connection with its business, has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are utilized; none of the Company’s Facilities or assets is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs which are not material in nature or cost. The Company is not in breach, violation or default of any agreement or lease affecting the Company’s assets with respect to, or as a result of, which the other party (whether lessor, lessee, sublessor, or sublessee) thereto has the right to terminate the same, and the Company has not received notice of any claim or assertion that it is or may be in any such breach, violation or default.

3.18 Accounts Receivable. All accounts receivable of the Company, whether or not specified in the Company Balance Sheet, represent transactions in the ordinary course of business, and are current and collectible net of any reserves specified on the Company’s Balance Sheet (which reserves are adequate and were calculated consistent with past practice).

3.19 Inventories. The Company has no Inventories.

3.20 Contracts. The Company Disclosure Document specifies all contracts, agreements, or understandings, whether express or implied, written or verbal, to which the Company is a party. The Company Disclosure Document, also, specifies a brief summary of each such contract, agreement or understanding identified therein.

3.21 Accounts Payable. The accounts payable specified on the Company Balance Sheet do, and those specified in the most recent balance sheet included in the Company’s Unaudited Financial Statements do, and those specified on the books of the Company at the time of the Closing will, specify all amounts owed by the Company in respect of trade accounts due and other Payables, and the actual Liabilities of the Company in respect of such obligations were not, and will not be, on any of such dates, in excess of the amounts so specified on the balance sheets or the books and records of the Company.

3.22 Labor Matters. There are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the knowledge of the Company, threatened, among the Company and any of its employees.

3.23 Insurance. The Company has insurance policies in full force and effect insuring the assets of the Company and such insurance policies provide for coverages which are usual and customary in the business of the Company as to amount and scope, and are adequate to protect the assets of the Company against any reasonably foreseeable risk of loss.

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3.24 Full Disclosure. The documents, certificates, and other writings furnished or to be furnished by or on behalf of the Company to the Worldwide and the Worldwide Shareholders pursuant to this Agreement, including, but not limited to, the Company Disclosure Document, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to specify any material fact necessary to make the statements made, considering the circumstances pursuant to which they are made, not misleading.

3.25 SEC Filings. The Company has filed with and furnished to and will continue to file with and furnish to the SEC all forms, documents and reports (including exhibits) required to be filed or furnished prior to the Closing by the Company with the SEC (the “SEC Reports”). As of their respective dates, or, if amended prior to the Closing, as of the date of the last such amendment, the SEC Reports comply and will comply in all material respects with the requirements of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”), as the case may be, and the applicable rules and regulations promulgated pursuant thereto, and none of the SEC Reports specify or will specify any untrue statement of a material fact or omit to specify or incorporate by reference any material fact required to be specified or incorporated by reference therein or necessary to make the information specified therein, considering the circumstances pursuant to which that information is disclosed, not misleading. The Company will make available to Worldwide and the Worldwide Shareholders correct and complete copies of all material correspondence among the SEC, on the one hand, and the Company, on the other hand, occurring and prior to the Closing. As of the Effective Date, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Reports. As of the Effective Date, to the knowledge of the Company, none of the SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or SEC investigation. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect at the time of filing, have been prepared in accordance with GAAP (except in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the financial situation and condition of the Company as of the dates thereof and its results of operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments). There is no event, fact, or circumstance that would cause any certifications signed by any officer of the Company in connection with any SEC report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate, or incorrect in any manner whatsoever.

3.26 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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3.27 Evaluation of Risks. The Company has such knowledge and experience in business and financial matters that the Company is capable of evaluating Worldwide and the proposed activities thereof, the risks and merits of the Transaction and of making an informed decision relating thereto; and the Company is not utilizing any other person regarding the evaluation of those risks and merits.

3.28 Questionable Payments. Neither the Company, nor any director, officer, agent, employee, or other person associated with or acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign and domestic political parties or campaigns, from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”); established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Company; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, or kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private, or public, regardless of form, whether in money, property, or services, to obtain favorable services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained. The Company’s internal accounting controls and procedures are sufficient to cause it to comply with FCPA.

3.29 Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001; the Currency and Foreign Transactions Reporting Act of 1970, as amended; and the applicable money laundering statutes of all governmental agencies having jurisdiction of the Company, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction of the Company (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any governmental agency or arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company.

3.30 OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is, currently, subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF WORLDWIDE

Worldwide, for itself and for and on behalf of the Worldwide Subsidiaries, represents and warrants to the Company as follows:

4.1 Organization and Qualification. Worldwide and the Worldwide Subsidiaries are corporations duly organized, validly existing, and in good standing pursuant to the laws of their jurisdictions of incorporation and have the requisite corporate power and authority to conduct their businesses as those businesses are now being conducted. Worldwide and the Worldwide Subsidiaries are, or will prior to the Closing be, duly qualified as foreign corporations to do business, and in good standing, in each jurisdiction where the character of the properties owned or leased by them, or the nature of their activities, is such that qualification as foreign corporations in those jurisdictions is required by law.

4.2 Capitalization.

4.2.1 The authorized capital stock of Worldwide consists of 20,000,000 shares. There is no other capital stock authorized for issuance by Worldwide. As of the Effective Date, 20,000,000 shares of Worldwide’s capital stock were validly issued and outstanding, fully paid, and nonassessable. No shares of Worldwide’s capital stock are held in treasury, and no shares are reserved for issuance, nor are there outstanding any options, warrants, convertible instruments or other rights, agreements or commitments to acquire capital stock of Worldwide.

4.2.2 The authorized capital stock of Sky Media, a Worldwide Subsidiary, consists of 20,000,000 shares. There is no other capital stock authorized for issuance by Sky Media. As of the Effective Date, 20,000,000 shares of Sky Media’s capital stock were validly issued and outstanding, fully paid, and non accessible. No shares of Sky Media’s capital stock are held in Sky Media’s treasury, and no shares are reserved for issuance by Sky Media, nor are there outstanding any options, warrants, convertible instruments or other rights, agreements or commitments to acquire capital stock of Sky Media.

4.2.3 The authorized capital stock of Taiwan NOWnews, a Worldwide Subsidiary, consists of 20,000,000 shares. There is no other capital stock authorized for issuance by Taiwan NOWnews. As of the Effective Date, 12,070,000 shares of Taiwan NOWnews’ capital stock were validly issued and outstanding, fully paid, and non accessible. No shares of Taiwan NOWnews’ capital stock are held in Taiwan NOWnews’ treasury, and no shares are reserved for issuance by Taiwan NOWnews, nor are there outstanding any options, warrants, convertible instruments or other rights, agreements or commitments to acquire capital stock of Taiwan NOWnews.

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4.3 Authority Relative to This Agreement. Worldwide has the requisite corporate power and authority to enter into this Agreement and to perform its obligations created by this Agreement. Except as specified on Worldwide Disclosure Document, the execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of Worldwide, and no other corporate proceedings on the part of Worldwide are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction. Except as specified on the Worldwide Disclosure Document, this Agreement has been duly and validly executed and delivered by Worldwide and constitutes a valid and binding obligation of Worldwide, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditor’s rights generally.

4.4 Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement, and the performance by Worldwide of its obligations created by this Agreement, do not (i) conflict with or result in a breach of any of the provisions of the Articles of Incorporation (or similar charter document) or Bylaws (or similar governing documents) of Worldwide; (ii) contravene any law, ordinance, rule, or regulation of any state or political subdivision of either the United States (except for regulatory or licensing laws all of which, to the extent applicable to Worldwide (and to the extent within the control of Worldwide), will be satisfied in all material respects prior to the Closing), or of any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or obligates, Worldwide or any of its material properties, except in any event when such contravention will not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of Worldwide, and will not have a material adverse effect on the validity of this Agreement or on the validity of the consummation the Transaction; (iii) conflict with or result in a material breach of or default pursuant to any material agreement or instrument to which Worldwide is a party or by which it may be affected or obligated; (iv) require the authorization, consent, approval, or license of any third party; or (v) constitute any reason for the loss or suspension of any permits, licenses, or other authorizations used in the business of Worldwide.

4.5 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of Worldwide.

4.6 Financial Statements. Worldwide has heretofore delivered to the Company the following:

1. The Worldwide Audited Financial Statements;

2. The Worldwide Unaudited Financial Statements;

3. The Worldwide Disclosure Document;

4. The Audited Financial Statements of each of the Worldwide Subsidiaries; and

5. The Unaudited Financial Statements of each of the Worldwide Subsidiaries.

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All of the historical financial statements contained in such documents were prepared from the books and records of Worldwide and the Worldwide subsidiaries, as the case may be. The Worldwide Audited Financial Statements and the Audited Financial Statements of the Worldwide Subsidiaries were prepared in accordance with GAAP, and fairly and accurately present the financial situations and conditions of Worldwide and the Worldwide Subsidiaries as at the dates and for the periods indicated. Without limiting the foregoing, at the date of the Worldwide Balance Sheet, Worldwide owned each of the assets included in preparation of the Worldwide Balance Sheet, and the valuation of such assets in the Worldwide Balance Sheet is not more than their fair saleable value (on an item-by-item basis) at that date. Additionally, as of the date of the balance sheet of each of the Worldwide Subsidiaries, that subsidiary owned each of the assets included in the preparation of that balance sheet, and the valuation of those assets in that balance sheet is not more than their salable value (by an item by item basis) at that date. The Worldwide Unaudited Financial Statements were prepared in a manner consistent with the basis of presentation used in the Worldwide Audited Financial Statements, and fairly present the financial situation and condition of Worldwide as at and for the periods indicated, subject to normal year-end adjustments, none of which will be material. The Unaudited Financial Statements of each of the Worldwide Subsidiaries, were prepared in a manner consistent with basis of presentation used in the Audited Financial Statements of that Worldwide Subsidiary, and fairly present the financial situation and condition of that Worldwide Subsidiary as at and for the periods indicated, subject to normal year end adjustments, none of which will be material. From the Effective Date through the Closing Date, Worldwide will continue to prepare financial statements on the same basis that it has done so in the past, and Worldwide will promptly deliver those financial statements to the Company, and the foregoing representations and warranties will be applicable to each financial statement so prepared and delivered. From the Effective Date and through the Closing Date, Worldwide will cause each of the Worldwide Subsidiaries, to continue to prepare financial statements on the same basis that the Worldwide Subsidiaries have done so in the past, and Worldwide will promptly deliver those financial statements to the Company, and the foregoing representations and warranties will be applicable to each financial statement so prepared and delivered.

4.7 No Undisclosed Liabilities. Worldwide and each of the Worldwide Subsidiaries, have no Liabilities which are not adequately presented or reserved against on the Worldwide Balance Sheet, and the most recent balance sheet of that Worldwide Subsidiary, except Liabilities incurred since the date of the Worldwide Balance Sheet and the most recent balance sheet of that Worldwide Subsidiary in the ordinary course of business and consistent with past practice.

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4.8 No Material Adverse Change, Etc. Since the dates of the Worldwide Balance Sheet and the most recent balance sheet of each of the Worldwide Subsidiaries, other than as contemplated or caused by this Agreement, there has not been (i) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of Worldwide or that Worldwide Subsidiary; (ii) any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of Worldwide or that Worldwide Subsidiary; (iii) any entry into or termination of any material commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) by or involving Worldwide or that Worldwide Subsidiary, other than this Agreement and agreements executed in the ordinary course of business; (iv) any redemption, repurchase, or other acquisition for value of its capital stock by Worldwide or that Worldwide Subsidiary, or any dividend or distribution declared, set aside, or paid on capital stock of Worldwide or that Worldwide Subsidiary; (v) any transfer of or right granted pursuant to any material lease, license, agreement, patent, trademark, trade name, or copyright of Worldwide or that Worldwide Subsidiary ; (vi) any sale or other disposition of any asset of Worldwide or that Worldwide Subsidiary, or any mortgage, pledge, or imposition of any lien or other encumbrance on any asset of Worldwide or that Worldwide Subsidiary, other than in the ordinary course of business, or any agreement relating to any of the foregoing; of (vii) any default or breach by Worldwide or that Worldwide Subsidiary in any material respect pursuant to any contract, license or permit. Since the date of the Worldwide Balance Sheet and the most recent balance sheet of each of the Worldwide Subsidiaries, Worldwide and that Worldwide Subsidiary have conducted their businesses only in the ordinary and usual course, and, without limiting the foregoing, no changes have been made in (i) executive compensation amounts, (ii) the manner in which employees of Worldwide or that Worldwide Subsidiary are compensated, (iii) supplemental benefits provided to any employees, or (iv) inventory amounts in relation to sales amounts, except, in any event, in the ordinary course of business and, in any event, without material adverse effect on the business, condition (financial or otherwise), operations, or prospects of Worldwide or that Worldwide Subsidiary.

4.9 Taxes. Worldwide and each of the Worldwide Subsidiaries have properly filed or caused to be filed all federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law to be filed by them, and have paid, or made full and adequate provision for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods contemplated by such returns, reports, and declarations, except such taxes, if any, as are adequately reserved against in the Worldwide Balance Sheet and the most recent balance sheet of that Worldwide Subsidiary.

4.10 Litigation. Except as specified on the Worldwide Disclosure Document, no material investigation or review by any governmental entity with respect to Worldwide or any of the Worldwide Subsidiaries is pending or, to the best of the knowledge of Worldwide, threatened (other than inspections and reviews customarily made of businesses such as that of Worldwide and each Worldwide Subsidiary), nor has any governmental entity indicated to Worldwide or any of the Worldwide Subsidiaries an intention to conduct the same. There is no action, litigation or proceeding pending or, to the best of the knowledge of Worldwide, threatened against or affecting Worldwide or any of the Worldwide Subsidiaries, at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

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4.11 Employees, Etc. There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trust, funds, or arrangements maintained by Worldwide or any of the Worldwide Subsidiaries for the benefit of their directors, officers, or employees, and there are no employment, consulting, severance, or indemnification arrangements, agreements, or understandings between Worldwide or any of the Worldwide Subsidiaries, on the one hand, and any current or former directors, officers, or other employees (or Affiliates thereof) of Worldwide or any Worldwide Subsidiary, on the other hand. Except as specified on the Worldwide Disclosure Document, Worldwide and each of the Worldwide Subsidiaries are not, and following the Closing will not be, obligated by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, any person for any specific period of time or until any specific age.

4.12 Compliance With Laws. Worldwide and each of the Worldwide Subsidiaries are in substantial compliance with all, and has received no notice of any violation of any, laws or regulations applicable to their operations, including, without limitation, the use of premises occupied by them, or with respect to which compliance is a condition of engaging in any aspect of the businesses of Worldwide and Worldwide Subsidiary; and Worldwide and each of the Worldwide Subsidiaries have all permits, licenses, rights, and other governmental authorizations necessary to conduct their businesses as presently conducted.

4.13 Ownership of Assets. Except as specified on the Worldwide Disclosure Document, Worldwide and each of the Worldwide Subsidiaries have good and marketable title to, or valid, effective, and continuing leasehold rights in the case of leased property, in all assets owned or leased by them or used by them in the conduct of their businesses in such a manner as to create the appearance or reasonable expectation that such assets are owned or leased by them, free and clear of all liens, claims, encumbrances, and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which singularly and in the aggregate are not substantial in amount and do not materially detract from the value of the assets subject thereto or materially impair the use thereof. Worldwide and each of the Worldwide Subsidiaries do not know of any potential action by any person, and no proceedings with respect thereto have been instituted of which Worldwide or any of the Worldwide Subsidiaries has notice, that would materially affect the ability of Worldwide or any Worldwide Subsidiary to use and to utilize such assets in their businesses.

4.14 Proprietary Rights. Worldwide and each of the Worldwide Subsidiaries possess full and complete ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all Proprietary Rights owned by or registered in the name of Worldwide or that Worldwide Subsidiary or used in the business of Worldwide or that Worldwide Subsidiary; Worldwide and each of the Worldwide Subsidiaries have not received any notice of conflict which asserts the rights of other persons with respect thereto; and Worldwide and each of the Worldwide Subsidiaries have in all material respects performed all of the obligations required to be performed by them, and is not in default in any material respect, pursuant to any agreement relating to any Proprietary Right.

4.15 Subsidiaries. Worldwide has one wholly owned subsidiary, which is Sky Media. Sky Media holds a 66% ownership interest in Taiwan NOWnews.

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4.16 Trade Names. The Worldwide Disclosure Document identifies each trade name, fictitious business name, or other similar name pursuant to which Worldwide and each of the Worldwide Subsidiaries have conducted any part of Worldwide’s business or the business of such Worldwide Subsidiary or in which Worldwide or that Worldwide Subsidiary has utilized any of the assets of Worldwide or that Worldwide Subsidiary during the 10 years preceding the Effective Date.

4.17 Facilities. The Facilities of Worldwide and each of the Worldwide Subsidiaries are (as to physical plant and structure) structurally sound, and none of those Facilities, nor any of the assets used by Worldwide or that Worldwide Subsidiary in connection with its business has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are utilized; none of those Facilities, or is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs which are not material in nature or cost. Worldwide and each of the Worldwide Subsidiaries are not in breach, violation, or default of any agreement or lease with respect to or as a result of which the other party (whether lessor, lessee, sublessor, or sublessee) thereto has the right to terminate the same, and Worldwide or each such Worldwide Subsidiary has not received notice of any claim or assertion that it is or may be in any such breach, violation, or default.

4.18 Accounts Receivable. All accounts receivable of Worldwide and each of the Worldwide Subsidiaries, whether or not specified in the Worldwide Balance Sheet and the most recent balance sheet of that Worldwide Subsidiary, represent transactions in the ordinary course of business, and are current and collectible net of any reserves specified on the Worldwide Balance Sheet and the most recent balance sheet of that Worldwide Subsidiary (which reserves are adequate and were calculated consistent with past practice).

4.19 Inventories. All Inventories of Worldwide and each of the Worldwide Subsidiaries, whether or not specified in the Worldwide Balance Sheet and the most recent balance sheet of that Worldwide Subsidiary, are of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are specified on the books of Worldwide and each Worldwide Subsidiary have, and are valued on the Worldwide Balance Sheet and the most recent balance sheet of that Worldwide Subsidiary, at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense, and allocation of overhead.

4.20 Contracts. The Worldwide Disclosure Document specifies all contracts, agreements, or understandings, whether express or implied, written or verbal, to which Worldwide and each of the Worldwide Subsidiaries is a party. The Worldwide Disclosure Document also specifies a brief summary of each such contract, agreement or understanding identified therein.

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4.21 Accounts Payable. The accounts payable specified on the Worldwide Balance Sheet do, and those specified in the most recent balance sheet included in the Worldwide Unaudited Financial Statements and the most recent balance sheet of each of the Worldwide Subsidiaries do, and those specified on the books of Worldwide and that Worldwide Subsidiary at the time of the Closing will, specify all amounts owed by Worldwide and that Worldwide Subsidiary in respect of trade accounts due and other Payables, and the actual Liabilities of Worldwide and that Worldwide Subsidiary in respect of such obligations were not, and will not be, on any of such dates, in excess of the amounts so specified on the balance sheets or the books and records of Worldwide and that Worldwide Subsidiary.

4.22 Labor Matters. There are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the knowledge of Worldwide, threatened, among Worldwide or any of the Worldwide Subsidiaries and any of their employees.

4.23 Insurance. Worldwide and each of the Worldwide Subsidiaries have insurance policies in full force and effect insuring their assets, and such insurance policies provide for coverages which are usual and customary in the businesses of Worldwide and that Worldwide Subsidiary as to amount and scope, and are adequate to protect the assets of Worldwide and that Worldwide Subsidiary against any reasonably foreseeable risk of loss.

4.24 Full Disclosure. The documents, certificates, and other writings furnished or to be furnished by or on behalf of Worldwide to the Company pursuant to this Agreement, including, but not limited to, the Worldwide Disclosure Document, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to specify any material fact necessary to make the statements made, considering the circumstances pursuant to which they are made, not misleading.

4.25 Internal Accounting Controls. Worldwide and each of the Worldwide Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.26 Evaluation of Risks. Worldwide has such knowledge and experience in business and financial matters that Worldwide is capable of evaluating the Company and the activities thereof, the risks and merits of the Transaction and of making an informed decision relating thereto; and Worldwide is not utilizing any other person regarding the evaluation of those risks and merits.

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4.27 Questionable Payments. Neither Worldwide nor any of the Worldwide Subsidiaries, nor any director, officer, agent, employee, or other person associated with or acting on behalf of Worldwide or any Worldwide Subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign and domestic political parties or campaigns, from corporate funds; violated any provision of the FCPA; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of Worldwide or any Worldwide Subsidiary; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, or kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private, or public, regardless of form, whether in money, property, or services, to obtain favorable services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained. The internal accounting controls and procedures of Worldwide and each Worldwide Subsidiary are sufficient to cause Worldwide and such Worldwide Subsidiary, as the case may be, to comply with FCPA.

4.28 Money Laundering Laws. The operations of Worldwide and each Worldwide Subsidiary are, and have been conducted, at all times in compliance in all material respects with applicable Money Laundering Laws, and no action, suit or proceeding by or before any governmental agency or arbitrator involving Worldwide and each Worldwide Subsidiary with respect to the Money Laundering Laws is pending, or to the knowledge of Worldwide and each Worldwide Subsidiary, threatened against Worldwide or that Worldwide Subsidiary.

4.29 OFAC. Neither Worldwide, any Worldwide Subsidiary, nor, to the knowledge of Worldwide, any director, officer, agent, employee, or affiliate of Worldwide or any Worldwide Subsidiary is, currently, subject to any U.S. sanctions administered by OFAC.

ARTICLES V

COVENANTS OF WORLDWIDE

Worldwide, for itself and for and on behalf of each of the Worldwide Subsidiaries, hereby covenants with the Company the following:

5.1 Satisfaction of Conditions. From the Effective Date through the Closing Date, Worldwide will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by the provisions of this Agreement and exert all reasonable efforts to cause the Transaction to be consummated; provided, however that in all instances the representations and warranties of the Company in this Agreement are and remain true and accurate and the covenants and agreements of the Company in this Agreement are performed and the conditions to the obligations of Worldwide set forth in this Agreement are not incapable of satisfaction and subject, at all times, to the right and ability of the directors of Worldwide to satisfy their fiduciary obligations.

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5.2 Access and Information. Worldwide shall provide to the Company and to the Company’s accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Closing to all of the properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel of Worldwide and each of the Worldwide Subsidiaries, and, during such period, Worldwide shall furnish promptly to the Company (i) all written communications to its directors or to its shareholders generally, (ii) internal monthly financial statements when and as available, and (iii) all other information concerning its business, properties, and personnel as the Company may request, but no investigation pursuant to this section shall affect any representations or warranties of Worldwide, or the conditions to the obligations of the Company to consummate the Transaction. In the event of the termination of this Agreement, Worldwide will, and will cause its representatives to, deliver to the Company or destroy all documents, work papers, and other material, and all copies thereof, obtained by Worldwide or on its behalf from the Company as a result of this Agreement or in connection with this Agreement, whether so obtained before or after the execution of this Agreement, and Worldwide will hold in confidence all confidential information, that has been designated as such by the Company in writing or by appropriate and obvious notation, and will not use any such confidential information, except in connection with the Transaction, until such time as such information is otherwise publicly available. Worldwide and its representatives shall assert their rights pursuant to this Agreement in such manner as to minimize interference with the business of the Company.

5.3 Cooperation. Worldwide shall cooperate with the Company and its counsel, accountants and agents in every way in consummating the Transaction and in delivering all documents and instruments deemed reasonably necessary or useful by counsel to the Company.

5.4 No Solicitation. Worldwide and each Worldwide Subsidiary will not, and Worldwide and each Worldwide Subsidiary will use its best efforts to cause its officers, employees, agents, and representatives to not, directly or indirectly, solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person other than the Company and its officers, employees, and agents, concerning any reorganization, sale of substantial assets, or similar transaction involving Worldwide or any of the Worldwide Subsidiaries or any sale of any of their capital stock. Worldwide will notify the Company immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to other persons in a manner in keeping with the ordinary conduct of Worldwide’s business, or providing information to government authorities.

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5.5 Conduct of Business Pending the Closing of the Transaction. Prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Company shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, Worldwide will comply with each of the following:

(1) The business of Worldwide and each of the Worldwide Subsidiaries shall be conducted only in the ordinary and usual course, Worldwide and each of the Worldwide Subsidiaries shall use reasonable efforts to keep intact their business organizations and goodwill, keep available the services of their officers and employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers, and other persons having business or financial relationships with Worldwide and the Worldwide Subsidiaries, and Worldwide shall immediately notify the Company of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, Worldwide or any of the Worldwide Subsidiaries.

(2) Worldwide and each of the Worldwide Subsidiaries shall not (a) amend their respective Articles of Incorporation (or similar charter document) or Bylaws (or similar governing document), or (b) split, combine, or reclassify any of its outstanding securities or declare, set aside, or pay any dividend or other distribution on or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock, or property.

(3) Worldwide and each of the Worldwide Subsidiaries shall not (a) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (b) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing.

(4) Worldwide and each of the Worldwide Subsidiaries shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.

(5) Worldwide and each of the Worldwide Subsidiaries shall not (a) adopt, enter into, or amend any bonus, profit-sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director or employee; or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, or employee, except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice.

(6) Worldwide and each of the Worldwide Subsidiaries shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of Worldwide or any Worldwide Subsidiary’s assets or properties, except for sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice and except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of Worldwide’s or any Worldwide Subsidiary’s property, or as specifically provided for or permitted in this Agreement.

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(7) Worldwide and each of the Worldwide Subsidiaries shall not enter into, or terminate, any material contract, agreement, commitment, or understanding.

(8) Worldwide and each of the Worldwide Subsidiaries shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in Paragraphs (1) through (7), inclusive, of this section.

(9) Worldwide and each of the Worldwide Subsidiaries will continue to file properly and promptly when due all federal, state, local, foreign and other tax returns, reports, and declarations required to be filed by Worldwide or such Worldwide Subsidiary and pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by Worldwide or such Worldwide Subsidiary.

(10) Worldwide and each of the Worldwide Subsidiaries will comply with all laws and regulations applicable to Worldwide and each of the Worldwide Subsidiaries and Worldwide’s and each Worldwide Subsidiary’s operations.

(11) Worldwide and each of the Worldwide Subsidiaries will maintain in full force and effect insurance coverage of a type and amount customary in its business, but not less than that presently in effect.

5.6 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by Worldwide in connection with this Agreement and the Transaction shall be paid by Worldwide.

5.7 Publicity. Prior to the Closing any written news releases by Worldwide pertaining to this Agreement or the Transaction shall be submitted to the Company for review and approval prior to release by Worldwide, and shall be released only in a form approved by the Company; provided, however, that such review and approval shall not be required of releases by Worldwide, if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

5.8 Updating of Worldwide Disclosure Document. Worldwide shall notify the Company of any changes, additions or events which may cause any change in or addition to the Worldwide Disclosure Document promptly after the occurrence of the same and at the Closing by the delivery of appropriate updates to the Worldwide Disclosure Document. No notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made by Worldwide in this Agreement, unless the Company specifically agrees thereto in writing, nor shall any such notification be considered to constitute or result in a waiver by the Company of any condition set forth in this Agreement.

5.9 Information Furnished Regarding Super 8-K. The information provided by Worldwide specifically for inclusion in the Super 8-K or any amendment or supplement thereto, at the time that the Super 8-K is filed, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, considering the circumstances pursuant to which those statements were made, not misleading.

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5.10 Beneficial Ownership of Taiwan NOWnews. Worldwide’s beneficial ownership in Taiwan NOWnews will remain at least 66% through December 31, 2015.

ARTICLE VI

COVENANTS OF THE COMPANY

The Company hereby covenants with Worldwide and the Worldwide Shareholders as follows:

6.1 Satisfaction of Conditions. From the Effective Date through the Closing Date, the Company will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by the provisions of this Agreement, and will exert all reasonable efforts to cause the Transaction to be consummated; provided however, that in all instances representations and warranties of Worldwide in this Agreement are and remain true and accurate and the covenants and agreements of Worldwide in this Agreement are performed and the conditions to the obligations of the Company set forth in this Agreement are not incapable of satisfaction and subject, at all times, to the right and ability of the directors of the Company to satisfy their fiduciary obligations.

6.2 Access and Information. The Company shall provide to Worldwide and to Worldwide’s accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Closing to all of the properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel of the Company, and, during such period, the Company shall furnish promptly to Worldwide (i) all written communications to its directors or to its shareholders generally, (ii) internal monthly financial statements when and as available, and (iii) all other information concerning the business, properties, and personnel of the Company as Worldwide may request, but no investigation pursuant to this section shall affect any representations or warranties of the Company, or the conditions to the obligations of Worldwide to consummate the Transaction specified in this Agreement. In the event of the termination of this Agreement, the Company will, and will cause its representatives to, deliver to Worldwide or destroy all documents, work papers, and other material, and all copies thereof, obtained by the Company or on its behalf from Worldwide as a result of this Agreement or in connection with this Agreement, whether so obtained before or after the execution of this Agreement, and the Company will hold in confidence all confidential information, that has been designated as such by Worldwide in writing or by appropriate and obvious notation, and will not use any such confidential information, except in connection with the Transaction, until such time as such information is otherwise publicly available. The Company and its representatives shall assert their rights pursuant to this Agreement in such manner as to minimize interference with the business of Worldwide.

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6.3 Cooperation. The Company shall cooperate with Worldwide and its counsel, accountants and agents in every way in consummating the Transaction and in delivering all documents and instruments deemed reasonably necessary or useful by counsel to Worldwide.

6.4 No Solicitation. The Company will not, and the Company will use its best efforts to cause its officers, employees, agents, and representatives to not, directly or indirectly, solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person other than Worldwide and its officers, employees, and agents, concerning any reorganization, sale of substantial assets, or similar transaction involving the Company or any sale of any of its capital stock. The Company will notify Worldwide immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of the Company’s business, or providing information to government authorities.

6.5 Conduct of Business Pending the Closing of the Transaction. Prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless Worldwide shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, the Company will comply with each of the following:

(1) The business of the Company shall be conducted only in the ordinary and usual course, the Company shall use reasonable efforts to keep intact its business organization and goodwill, keep available the services of its officers and employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers, and other persons having business or financial relationships with the Company, and the Company shall immediately notify Worldwide of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, the Company.

(2) The Company shall not (a) amend its Articles of Incorporation or Bylaws, or (b) split, combine, or reclassify any of its outstanding securities or declare, set aside, or pay any dividend or other distribution on or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock, or property.

(3) The Company shall not (a) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (b) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing.

(4) The Company shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.

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(5) The Company shall not (a) adopt, enter into, or amend any bonus, profit-sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director or employee; or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, or employee, except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice.

(6) The Company shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of its assets or properties, except for sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice and except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of their property, or as specifically provided for or permitted in this Agreement.

(7) The Company shall not enter into, or terminate, any material contract, agreement, commitment, or understanding.

(8) The Company shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in Paragraphs (1) through (7), inclusive, of this section.

(9) The Company will continue promptly and properly to file when due all federal, state, local, foreign and other tax returns, reports, and declarations required to be filed by the Company, and pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by the Company.

(10) The Company will comply with all laws and regulations applicable to the Company and its operations.

(11) The Company will maintain in full force and effect insurance coverage of a type and amount customary in its business, but not less than that presently in effect.

6.6 Expenses. Whether or not the Transaction in consummated, all costs and expenses incurred by the Company in connection with this Agreement and the Transaction shall be paid by the Company.

6.7 Publicity. Prior to the Closing, any written news releases by the Company pertaining to this Agreement or the Transaction shall be submitted to Worldwide for review and approval prior to release by the Company, and shall be released only in a form approved by Worldwide; provided, however, that (i) such approval shall not be unreasonably withheld and (ii) such review and approval shall not be required of releases by the Company, if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule, or policy.

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6.8 Updating of Company Disclosure Document. The Company shall notify Worldwide of any changes, additions, or events which may cause any change in or addition to the Company Disclosure Document promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to the Company Disclosure Document. No such notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless Worldwide and the Worldwide Shareholders specifically agree thereto in writing nor shall any such modification be considered to constitute or result in a waiver by Worldwide or any of the Worldwide Shareholders of any condition specified in this Agreement.

6.9 Super 8-K.

6.9.1 The Company shall prepare and file with the SEC the Super 8-K within four business days after the Closing Date. The Company shall cause the Super 8-K to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated pursuant thereto.

6.9.2 The Super 8-K and each amendment or supplement thereto, at the time it is filed, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, considering the circumstances pursuant to which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning Worldwide or any of the Worldwide Subsidiaries furnished by Worldwide to the Company specifically for use in the Super 8-K.

6.10    Stop Transfer Instructions. The Company will refuse to register any transfer of the Exchange Shares not made in accordance with the registration or exemptive provisions of the Securities Act or Regulation S. Accordingly, the Company shall provide instructions to the transfer agent of the Company regarding the prohibition of any transfer of the Exchange Shares not made in accordance with such registration or exemptive provisions.

6.11    Filing and Furnishing of Information. The Company shall file timely (or obtain extensions in respect thereof and file within the applicable extension period) all reports required to be filed by the Company after the (i) Effective Date and (ii) before the Closing Date pursuant to Section 13(a) or 15(d) of the Exchange Act and to furnish Worldwide promptly with true and complete copies of all such reports.

6.12    Integration. The Company shall not sell, offer for sale or solicit offers to purchase or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the issuance of the Exchange Shares in a manner that would require the registration, pursuant to the Securities Act, of the issuance of any or all of the Exchange Shares.

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6.13    Transfer Restrictions. If any of the shareholders of the Company should decide to dispose of any of the Exchange Shares, the Company will inform those shareholders that they may do so only pursuant to an effective registration statement pursuant to the Securities Act of the Company or pursuant to an available exemption from the registration and prospectus delivery requirements of the Securities Act. In connection with any transfer of any Exchange Shares, other than pursuant to an effective registration statement filed by the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities pursuant to the Securities Act, which opinion shall be delivered by counsel for the Company.

There shall be imprinted, during such time as is required, of the following legend on the Exchange Certificates:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON EXEMPTION FROM REGISTRATION PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT IN ACCORDANCE WITH REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. HEDGING TRANSACTIONS REGARDING THOSE SECURITIES MAY NOT BE CONDUCTED, EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.

6.14 Availability of the Transaction. The Company confirms that the benefits of the Transaction are intended to be available to all of the Worldwide Shareholders, and that no such shareholder is intended to be excluded from participation in the benefits of the Transaction.

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ARTICLE VII

CONDITIONS TO CLOSING

7.1 Conditions to Obligation of the Worldwide Shareholders. The obligation of the Worldwide Shareholders to close the Transaction shall be subject to the performance at or prior to the Closing of the following conditions, unless the Worldwide Shareholders shall, by a majority in interest of the Worldwide Shareholders, waive such fulfillment in writing:

(1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties required to consummate the Transaction.

(2) There shall not be in effect a preliminary or permanent injunction or other order by any authority which prohibits the consummation of the Transaction.

(3) The Company shall have performed in all material respects each of its agreements and obligations specified in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction.

(4) The Company shall have prepared and completed the Super 8-K in a form appropriate to be filed with the SEC.

(5) No material adverse change shall, in the judgment of a majority in interest of the Worldwide Shareholders, have taken place in the business condition (financial or otherwise), operations, or prospects of the Company since the Effective Date, other than those, if any, that result from the changes permitted by the Transaction and the provisions of this Agreement.

(6) The representations and warranties of the Company set forth in this Agreement shall be true in all material respects as of the Effective Date and, except in such respects as, in the judgment of a majority of interest of the Worldwide Shareholders, do not materially and adversely affect the business, condition (financial or otherwise), operations, or prospects of the Company as of the Closing Date, as if those representations and warranties were made as of the Closing Date.

7.2 Conditions to Obligation of the Company. The obligation of the Company to close the Transaction shall be subject to the performance at or prior to the Closing of the following conditions, unless the Company shall waive such fulfillment in writing:

(1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties required by law to consummate the Transaction.

(2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction.

(3) Worldwide and the Worldwide Shareholders shall have performed in all material respects their agreements and obligations specified in this Agreement required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction.

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(4) Worldwide shall have delivered to the Company all of the information regarding Worldwide and the Worldwide Subsidiaries necessary or appropriate to prepare and file the Super 8-K.

(5) No material adverse change shall, in the reasonable judgment of the Company, have taken place in the business, conditioned (financial or otherwise) operations or prospects of Worldwide or any of the Worldwide Subsidiaries since the Effective Date, other than those, if any, that result from changes permitted by the Transaction and the provisions of this Agreement.

(6) The representations and warranties of Worldwide and the Worldwide Shareholders set forth in this Agreement shall be true in all material respects as of the Effective Date and, except in such respects as, in the reasonable judgment of the Company, do not materially and adversely affect the business, condition (financial or otherwise), operations, or prospects of Worldwide or any of the Worldwide Shareholders as of the Closing Date as if those representations and warranties were made as of the Closing Date.

(7) Worldwide, the Stockholders and Worldwide Subsidiaries shall secure a guarantee executed by Alan Chen and Chiu-Li Tu (collectively the “Guarantors”) to be executed in favor of the Company, pursuant to which the Guarantors shall guarantee to make a cash payment in the amount of the net loss in the event that Taiwan NOWnews reports a net loss as defined by US GAAP for the years ended December 31, 2014 and 2015, respectively, within 15 business days of the date of the audited financial statements.

ARTICLE VIII

EXCHANGE SHARES AND WORLDWIDE SHAREHOLDERS

8.1 Worldwide Shareholders’ Ownership Representations. Each of the Worldwide Shareholders represents and warrants to the Company, severally and not jointly, that he, she or it, as the case may be, (i) owns the number of Worldwide Shares set forth opposite his, her, or its name, as the case may be, on the respective signature page of this Agreement, to be delivered to the Company at the Closing pursuant to the terms of this Agreement, free and clear of any and all liens, claims, encumbrances, and rights of others; and (ii) is fully and freely authorized and entitled to sell, transfer, assign, deliver, set over, and convey to the Company free and clear title to those Worldwide Shares, without any further approval or authorization being required.

8.2 Non Registration of the Exchange Shares. The Worldwide Shareholders, and each of them, understand and acknowledge that the Exchange Shares will be issued without registration pursuant to the Securities Act, as all recipients of the Exchange Shares are not U.S. persons and, therefore, the Transaction is exempt from such registration, pursuant to Regulation S.

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8.3 Non-U.S. Person Representation. Each of the Worldwide Shareholders, severally and not jointly, represents, warrants and certifies to the Company that (i) he, she or it, as the case may be, is not a “U.S. person” as defined by the provisions of Rule 902(k) of Regulation S and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an acquisition of the Exchange Shares;(ii) the issuance of the Exchange Shares to him, her or it, as the case may be, was made in an “offshore transaction” as that term is defined by the provisions of Rule 902(h) of Regulation S; (iii) he, she or it, as the case may be, is aware of the restriction regarding resale imposed upon the Exchange Shares, because of the nature of the Transaction; and (iv) he, she or it, as the case may be, will receive and accept at the Closing the Exchange Shares for investment and without any intention to sell, transfer, or otherwise distribute the Exchange Shares acquired by that Worldwide Shareholder in any manner that is in violation of the Securities Act. The Exchange Certificates, when delivered to the Worldwide Shareholders at the Closing, may have appropriate orders restricting transfer placed against them on the records of the transfer agent for the Company and shall have placed upon them the legend specified by the provisions of Section 6.14.

8.4 Restriction re: Transfer of Exchange Shares. Each Worldwide Shareholder shall not attempt to transfer any of its Exchange Shares without first complying with the intent and purpose of the legend specified in Section 6.14.

8.5 Hedging Transactions Re: Exchange Shares. Each Worldwide Shareholder shall not engage in hedging transactions with regard to the Exchange Shares, unless in compliance with the provisions of the Securities Act.

ARTICLE IX

TERMINATION

This Agreement and the Transaction may be terminated at any time prior to the Closing:

(1) By mutual consent of Worldwide and the Worldwide Shareholders, on the one hand, and the Company, on the other hand; or

(2) By either Worldwide and the Worldwide Shareholders, on the one hand, or the Company, on the other hand, upon written notice to the other, if the conditions to such party's obligations to consummate the Transaction, in the case of the Worldwide Shareholders, as specified in Section 7.1 of this Agreement, or, in the case of the Company, as provided in Section 7.2 of this Agreement, were not, or cannot reasonably be, satisfied on or before ___________, unless the failure of condition is the result of the material breach of this Agreement by the party to this Agreement seeking to terminate this Agreement.

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ARTICLE X

INDEMNIFICATION

10.1 Indemnification by the Company. The Company shall indemnify, save and hold harmless the Worldwide Shareholders, Worldwide and their Affiliates, officers, employees, directors, accountants, auditors, attorneys, partners, agents, and other representatives from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, damages, lawsuits, deficiencies, adverse claims, taxes and expenses (whether or not resulting from third-party claims), including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), incurred in connection with or resulting from any breach of any covenant or warranty, or the inaccuracy of any representation made by the Company in or pursuant to this Agreement.

10.2 Indemnification by Worldwide. Worldwide shall indemnify, save and hold harmless the Company and the Company’s Affiliates, officers, employees, directors, accountants, auditors, attorneys, partners, agents and other representatives, from and against any and all Damages incurred in connection with or arising out of or resulting from any breach of any covenant or warranty, or the inaccuracy of any representation, made by Worldwide or any of the Worldwide Shareholders in or pursuant to this Agreement.

10.3 Defense of Third-Party Claims. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnification pursuant to this Article X, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event no later than fifteen (15) days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect the rights to indemnification contemplated by this Article X, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated pursuant to the terms of its indemnification pursuant to this Article X in connection with such lawsuit or action, then the indemnifying party shall be entitled, if such party so decides, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; provided, however, that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal resulting therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal resulting therefrom.

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ARTICLE XI

GENERAL PROVISIONS

11.1. Notices. Any notice, direction or instruction required or permitted to be given pursuant to this Agreement shall be given in writing by (a) telegram, facsimile transmission, electronic transmission (email), or similar method, if confirmed by mail as provided in this Agreement; (b) by mail, if mailed postage prepaid, by certified mail, return receipt requested; or (iii) hand delivery to any party to this Agreement at the address of such party specified below. If given by telegram, facsimile transmission, electronic transmission (email), or similar method or by hand delivery, such notice, direction or instruction shall be deemed to have been given or made on the day on which such notice, direction or instruction was delivered, and if mailed, such notice, direction or instruction shall be deemed to have been given or made on the second (2nd) business day following the day after which such notice, direction or instruction was mailed. Any party to this Agreement may, from time to time by similar notice, give notice of any change of address and, in such event, the address of such party shall be deemed to be changed accordingly. The address, telephone number, facsimile transmission number and email address for the notice of each party are:

If to the Company:	4F, No. 550 Ruigang Road
Neihu District
Taipei City 114
Taiwan, Republic of China
Facsimile Number:_____________
Email: ______________________

If to Worldwide and the	Unit 706
Worldwide Shareholders:	Haleson Building
Number 1 Jublilee Street
Hong Kong
Facsimile Number:________________
Email: ________________________

11.2. Recovery of Enforcement Costs. In the event any party to this Agreement shall institute any action or proceeding to enforce any provision of this Agreement, to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or arising from the subject matter of this Agreement, each prevailing party in such action or proceeding shall be entitled to receive from each losing party such prevailing party's actual attorneys' fees and costs incurred to prosecute or defend such action or proceeding.

11.3. Assignment. No party to this Agreement shall have the right, without the consent of the other parties to this Agreement, to assign, transfer, sell, pledge, hypothecate, delegate, or otherwise transfer, whether voluntarily, involuntarily or by operation of law, any of such party's rights or obligations created by the provisions of this Agreement, nor shall the parties' rights created by the provisions of the Agreement be subject to encumbrance or the claim of creditors. Any such purported assignment, transfer, or delegation shall be null and void.

11.4. Captions and Interpretations. Captions of the articles and sections of this Agreement are for convenience and reference only, and the words specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all events, shall be construed in accordance with the fair meaning of that language, as if prepared by all parties to this Agreement and not strictly for or against any party to this Agreement. Each party to this Agreement has reviewed and read this Agreement carefully. The rule of construction which requires a court to resolve any ambiguities against the drafting party shall not apply in interpreting the provisions of this Agreement.

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11.5. Entire Agreement. This Agreement and the respective Disclosure Documents are the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties to this Agreement with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among those parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. No provision of any Disclosure Document shall supersede or annul the terms and provisions of this Agreement, unless the matter specified in such Disclosure Document shall explicitly so provide to the contrary. In the event of ambiguity in meaning or understanding between the provisions of this Agreement proper and any Disclosure Document, the provisions of that Disclosure Document shall prevail and control in all instances.

11.6 Waiver and Modification. No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by all parties to this Agreement. No waiver of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid, unless the same is made in writing and duly executed by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver of any provision of this Agreement constitute a continuing waiver of that provision.

11.7 Further Assurances. The parties to this Agreement shall from time to time sign and deliver any further instruments and take any further actions as may be necessary to effectuate the intent and purposes of this Agreement.

11.8 Number and Gender. Whenever the singular number is used in this Agreement and, when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa, and the word "person" shall include individual, company, sole proprietorship, corporation, joint venture, association, joint stock company, fraternal order, cooperative, league, club, society, organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership, or other form of entity, whether active or passive.

11.9 Successors and Assigns. This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties to this Agreement. Nothing specified in this section, however, shall be a consent to the assignment or delegation by any party of such party's respective rights and obligations created by the provisions of this Agreement.

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11.10 Third Party Beneficiaries. Except as expressly specified by the provisions of this Agreement, this Agreement shall not be construed to confer upon or give to any person, other than the parties to this Agreement, any right, remedy or claim pursuant to, or by reason of, this Agreement or of any term or condition of this Agreement.

11.11 Severability. In the event any portion of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties to this Agreement that those parties would have executed the remaining portion of this Agreement without including any such portion which, for any reason, may be hereafter determined to be invalid.

11.12 Governmental Rules and Regulations. The Transaction is and shall remain subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of the Transaction.

11.13 Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded by electronic or facsimile transmission to each of the parties for execution. All of the signatures of the parties to this Agreement may be affixed to one copy or to separate copies of this Agreement, and when all such copies are received by electronic or facsimile transmission and signed by all of those parties, those copies shall constitute one agreement, which is not otherwise separable or divisible.

11.14 Reservation of Rights. The failure of any party to this Agreement at any time or times to require strict performance by any other party to this Agreement of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect or diminish any right of such party failing to require strict performance to demand strict compliance and performance therewith and with any other provisions, warranties, terms, and conditions specified in this Agreement.

11.15 Survival of Covenants, Representations and Warranties. All covenants, representations, and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other parties to this Agreement to enter into and execute this Agreement. The representations, warranties, and covenants specified in this Agreement shall survive the Closing and shall survive any investigation by any such party, whether before or after the execution of this Agreement.

11.16 Concurrent Remedies. No right or remedy specified in this Agreement conferred on or reserved to the parties to this Agreement is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. The termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which any party may have, either at law, in equity, or pursuant to the provisions of this Agreement.

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11.17 Governing Law. This Agreement shall be deemed to have been entered into in the State of Nevada, and all questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Colorado, without regard to conflicts of law principles.

11.18 Force Majeure. If any party to this Agreement is rendered unable, completely or partially, by the occurrence of an event of "force majeure" (as that term is defined later in this section) to perform such party's obligations created by the provisions of this Agreement, such party shall give to each other party to this Agreement prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall be suspended during, but no longer than, the continuance of the event of "force majeure." The party to this Agreement affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate and terminate the event of "force majeure" as quickly as practicable. The requirement that an event of "force majeure" shall be remedied with all reasonable dispatch as specified in this section, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party's wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned. The term "force majeure" as used in this section shall be defined as and mean any act of God, strike, civil disturbance, terrorism, lockout or other industrial disturbance, act of the public enemy, war, blockade, public riot, earthquake, tornado, hurricane, lightning, fire, public demonstration, storm, catastrophe, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause or event, whether of the type enumerated specifically in this section or otherwise, which is not reasonably within the control of the party to this Agreement claiming such suspension.

11.19 Consent to Agreement. By executing this Agreement, each party to this Agreement, for himself, herself, or itself, as the case may be, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party to this Agreement represents, warrants and covenants that such party executes and delivers this Agreement of such party’s own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party to this Agreement represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment.

38

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed on the date specified in the preamble of this Agreement.

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO, LTD.

By:
Alan Chen

Its: President

WORLDWIDE MEDIA INVESTMENTS CORP.

By:
Name: Alan Chen
Its: Chief Executive Officer

NOWNEWS NETWORK CO., LTD.

By:
Name: Chuang,Shih-Te
Title: Chairman

39

Worldwide Shareholders	Number of Worldwide Shares held:

Legend Media Investments Co., Ltd.,	350,000
a Seychelles corporation

By:
Alan Chen
Its: President

TROPHY ACCESS LIMITED,	419,575
an Anguilla corporation

By:
Alan Chen
Its: President

Intelligent Media Investments Co., Ltd.,	445,000
a Seychelles corporation

By:
Alan Chen
Its: President

CORE WINNER INVESTMENT LIMITED,	445,000
an Anguilla corporation

By:
Alan Chen
Its: President

Social Cloud Co., Ltd.	395,100
a Seychelles corporation

By:
Alan Chen
Its: President

GIA Investments Corp.,	3,000,000
a Nevada corporation

40

By:

Its: President

FANG,TENG-CHI	19,500

WANG,WEN-TUNG	100,000

WANG,WEN-FONG	20,000

WANG,HUNG-SEN	10,000

WANG,HSIU-MAN	50,000

WANG,CHE-PIN	50,000

WANG,TAI-I	10,000

WANG,TE-HSIEN	10,000

41

WANG,HUI-SHEN	5,000

WANG,CHIN-YU	250,000

WANG,HSIANG-YEN	10,000

WANG,TZU-HUNG	49,000

WANG,SHENG-TENG	20,000

WANG,SHU-SHIN	10,000

WANG,LAN-KUAN	5,000

WANG,LI-CHUAN	5,000

WANG,YUEH-HSIEN	49,000

KU,CHUN-PING	10,000

SHIU,HUI-HSIEN	10,000

42

TIEN,CHIAO-CHEN	80,000

TIEN,CHENG-HSUN	10,000

PAI,JIA-YING	26,000

SHIH,MEI-CHING	50,000

JEN,HUI-LI	10,000

CHIANG,HSIU-JOU	128,500

CHIANG,TSUNG-CHIEN	50,000

CHIANG,TZU-MAN	10,000

CHIANG HSIEH,FU-MEI	10,000

HO,WEN-YANG	10,000

43

HO,MIN-O	30,000

HO,KAO-FENG	15,000

HO,MIN-CHEN	30,000

HO,YU-YAO	30,000

YU,MEI-YEN	10,000

YU,SU-CHIAO	10,000

WU,YU-CHEN	10,000

WU,PEI-LIN	30,000

WU,XIU-YU	30,000

WU,HSIU-LUAN	20,000

WU,PEI-HSUN	40,000

44

WU,MIN-HUA	30,000

WU,MING-HSUEN	50,000

WU,YI-YU	70,500

WU,TUNG-HSUAN	2,500

WU,TSAI-YING	40,000

WU,CHIN-TSUNG	10,000

WU,SHENG-HSIN	50,000

WU,SHAO-EN	10,000

WU,FU-TANG	5,000

WU,CHANG-KUO	20,000

45

WU YEH,CHUN-FENG	10,000

WU,JUNG-CHIEH	5,000

WU,JUNG-HUA	30,000

LU,YU-HSIANG	40,000

LU,HSIU-YUN	15,000

LU HUNG,SHU-CHEN	20,000

LU,KUO-MING	10,000

LU,SHU-HSIA	10,000

LU,TIEN-HIS	24,000

LEE,CHENG-CHIH	20,000

LI,YU-LING	10,000

46

LEE,CHUAN-CHAN	20,000

LI,MING-YU	40,000

LEE,CHENG-HSIEN	20,000

LI,CHENG-HUNG	50,000

LEE,YING-HSIANG	5,000

LEE,HAI-CHU	50,000

LEE,HSUN-CHUAN	50,000

LI,CHI-CHUAN	45,000

LEE,KUO-NAN	10,000

LI,CHUNG-WEN	10,000

47

LEE,CHING-YUNG	5,000

LI,HUI-CHING	10,000

LEE,YI-CHEN	10,000

LEE,TE-SHENG	5,000

LEE HSIEH,HUI-CHU	20,000

LI SU,PI-HUI	30,000

TU,YUNG-NAN	10,000

TU,CHENG-CHANG	35,000

TU,CHIU-LI	2,847,725

TU,CHEN-WEI	95,000

WANG,TSAI-HSIA	5,000

48

SHEN,YEN-YI	60,000

SHEN,SHU-CHUAN	5,000

SHEN,HSIN-YAO	10,000

SHEN YANG,SU-CHEN	10,000

JUAN,CHAO-YANG	12,500

CHOU,HSIU-YING	10,000

CHOU,MENG-JU	64,000

CHOU,TSUNG-WEI	16,000

CHOU,CHIN-LANG	5,000

CHOU HSU, YUEN-HSIANG	100,000

49

CHOU,CHEN-YI	20,000

SHANG,SU-PING	49,000

LIN,CHIEN-YUN	10,000

LIN,TZU-YAO	10,000

LIN,CHENG-CHIH	367,100

LIN,YUNG-FAN	10,000

LIN,HO-CHUN	45,000

LIN,YU-JUNG	5,000

LIN,HUNG-YUEH	10,000

LIN,HSIU-FENG	20,000

LIN,CHIA-HSUAN	10,000

50

LIN,CHIA-CHIN	10,000

LIN,CHI-TSUN	30,000

LIN,SHENG-YUN	10,000

LIN,MING-HSIN	150,000

LIN,MING-CHIEH	10,000

LIN,MING-CHUAN	30,000

LIN,CHIEH-CHI	10,000

LIN,CHUN-MING	10,000

LIN,YIN-TING	10,000

LIN,SU-CHIN	2,500

51

LIN,KUO-YUNG	20,000

HUANG LIN,SHU HUI	5,000

LIN,HSIANG-CHEN	10,000

LIN,TING-SUNG	10,000

LIN,TING-SHENG	10,000

LIN,TSUI-CHU	20,000

LIN,FENG-CHU	10,000

LIN,YEN-TSUNG	10,000

CHIU,YI-LANG	20,000

CHIU,YI-WEI	10,000

CHIU,CHIA-YU	10,000

52

CHIU,JUI-WEN	10,000

CHIU,JUI-HSIA	847,500

SHAO,CHI-CHIEH	76,000

SHAO,YUN-HUI	23,000

SHAO,HAN-TUNG	107,000

SHIH CHIANG,HSIU-LI	80,000

SHY,YIH-JONE	100,000

KO,YUEH-YEH	10,000

KO,YEN-CHEN	60,000

KO,SU-CHIH	20,000

53

KO,WEI-HSIUNG	10,000

HUNG,MING-CHUN	10,000

HUNG,CHENG-YEN	30,000

HUNG,CHI-CHENG	10,000

HUNG,CHING-FA	30,000

HUNG,MA-LI	20,000

HUNG,FENG-CHU	10,000

CHI,CHAN-NAN	70,000

CHI,KAI-HAO	10,000

HU,YU-YEN	10,000

HU,SHENG-CHANG	5,000

54

HU,YAO-ZONG	10,000

SUN,CHIN-YEH	10,000

SUN,CHANG-AN	10,000

SUN,YING-SUN	10,000

HSU,HSIAO-LIEN	15,000

HSU,LI-KUN	19,000

HSU,MING-HSING	16,000

HSU,YI-YUAN	20,000

HSU,MEI-CHU	8,500

HSU,HSIANG-LIEN	10,000

55

WUNG,KUI-CHU	40,000

WENG,PIN-YUAN	10,000

WENG,CHIH-HUNG	10,000

MA,HSIU-CHEN	10,000

KAO,YU-CHING	10,000

KANG,SHU-LIN	10,000

CHANG,LI-JEN	10,000

CHANG,SHAO-HWA	10,000

CHANG,YUEH-YING	40,000

CHANG,YU-HSIU	5,000

CHANG,HO-HSIN	10,000

56

CHANG,YU-CHU	5,000

CHANG,HSIU-CHU	17,000

CHANG,I-HUI	46,000

CHANG,FANG-MIEN	10,000

CHANG,HENG-JUI	10,000

CHANG,CHIA-HUA	43,000

CHANG,CHIN-CHENG	2,000

CHANG,SHU-FEN	10,000

CHANG,CHU-MEI	10,000

CHANG, JUI-YING	100,000

57

CHANG,SHU-SEN	40,000

CHANG,LI-CHIU	55,000

LIANG,YA-HUI	10,000

LIANG,HSIU-CHU	16,500

MEI,YU-CHUN	10,000

CHUANG,MING-CHE	50,000

CHUANG,YU-LIN	20,000

CHUANG,YING-CHI	10,000

CHUANG,HSI-MEI	40,000

CHUANG,CHIH-WEI	10,000

CHUANG,CHIH-CHIN	15,000

58

CHUANG HUANG,CHIN-FENG	10,000

HSU,FANG-HUA	25,000

HSU LIN,TSAI-HSIA	10,000

HSU,CHU-HSIA	10,000

HSU,CHAO-YU	10,000

HSU,CHING-SUNG	15,000

HSU,CHING-LANG	30,000

HSU,JUNG-CHUAN	135,500

HSU,CHUNG-HSING	10,000

KUO,JU-HSUAN	10,000

59

KUO,HSIU-MEI	47,000

KUO,MING-FENG	30,000

KUO,LIN-CHIN	10,000

KUO,CHIEN-WEN	5,000

KUO,CHUN-I	15,000

CHEN,WEN-HSIU	10,000

CHEN,WEN-FU	30,000

CHEN,SHIH-KAI	30,000

CHEN,YUNG-FANG	30,000

CHEN,YU-FEN	10,000

CHEN,YU-MEI	10,000

60

CHEN,CHIA-I	30,000

CHEN,CHIH-MING	15,000

CHEN,CHIH-JUNG	10,000

CHEN,PEI-JU	20,000

CHEN,LI-HSIANG	30,000

CHEN,TUNG-LIANG	10,000

CHEN,CHUN-HUNG	10,000

CHEN,JUN-WEI	7,000

CHEN,CHUN-HUI	5,000

CHEN,YEN-HSIEN	20,000

61

CHEN,CHUN-HSU	5,000

CHEN,CHIU-HSIANG	10,000

CHEN,CHIU-HSIANG	10,000

CHEN,MEI-CHEN	10,000

CHEN,MEI-KUEI	470,000

CHEN,FONG-CHUN	30,000

CHEN,JUNG-TSUI	10,000

CHEN,CHEN-MING	5,000

CHEN,SU-CHIN	20,000

CHEN,SU-O	10,000

CHEN,SU-MIN	20,000

62

CHEN,KUO-LIANG	10,000

CHEN,CHING-TSAN	20,000

CHEN,KAI-DI	5,000

CHEN,CHING-JEN	10,000

CHEN,SEN-YUNG	10,000

CHEN,ZIH-YUN	10,000

CHEN MAI,CHUN-CHU	10,000

CHEN,CHIN-HSING	30,000

CHEN HUANG,SU-CHEN	10,000

CHEN,JUI-HSIA	10,000

63

CHEN,NUNG-CHEN	20,000

CHEN,JUNG-CHUN	10,000

CHEN,PI-YU	10,000

CHEN,PI-TAN	10,000

CHEN,PI-JUI	10,000

CHEN,FENG-YU	30,000

CHEN,HONG-YUIOAN	20,000

CHEN,LI-HAW	50,000

FU,CHIH-HSIUNG	1,000

PENG,YEN-JU	10,000

PENG,JUI-MEI	106,500

64

PENG,YIN-CHEN	25,000

PENG,HSIEN-CHUNG	10,000

PENG,YING-TIEN	10,000

TSENG,YU-YEN	10,000

TSENG,HSIU-LI	20,000

TSENG,YI-CHING	15,000

TSENG,HSIN-CHIANG	5,000

TSENG,HSIN-KAI	10,000

TSENG,YOU-JHEN	20,000

TSENG,CHIU-CHIN	30,000

65

TSENG,YU-CHUAN	28,000

TSENG KUO,YU-YEN	50,000

CHENG,FENG-JEN	10,000

FENG,YUEH-O	5,000

HUANG,YU	5,000

HUANG,HUA-HUA	44,000

HWANG,WEN-CHENG	20,000

HUANG,TSAI-WEN	100,000

HUANG,TUNG-HSIN	5,000

HUANG,HSIU-CHEN	5,000

HUANG,TSUNG-KUEI	20,000

66

HUANG,CHIN-TIEN	10,000

HUANG,CHEN-YU	10,000

HUANG,YU-FEN	10,000

HUANG,FONG-CHANG	70,000

HUANG,CHUN-WEI	7,000

HUANG,KUO-YING	20,000

HUANG,CHUONG-CHING	10,000

HUANG,SUNG-AN	5,000

HUANG,SHU-CHEN	10,000

HUANG,SHU-TUAN	30,000

67

HUANG,CHIAO-TING	10,000

HUANG,HUI-CHUAN	20,000

HUANG,HUA-HSUAN	5,000

HUANG,HSIN-TUNG	5,000

HUANG,HSIN-LIN	23,500

HUANG,SHENG-HUNG	10,000

HUANG,TING-SHENG	10,000

HUANG,CHIA-HUI	212,000

HUANG,JUNG-AN	100,000

HUANG,FU-WEN	10,000

HUANG,FENG-CHIAO	1,000

68

HUANG,HUI-FEN	5,000

HUANG,CHING-JUI	737,000

HUANG,SHU-WANG	22,000

HUANG,CHING-FEN	50,000

HUANG,HUI-CHIA	20,000

HUANG,PAO-TE	40,000

YANG,SHIH-AN	15,000

YANG,YU-FENG	5,000

YANG,CHIN-TU	10,000

69

YANG,MEI-HSIU	5,000

YANG,WEI-NING	70,000

YANG,CHIA-JUNG	10,000

YANG,CHYAU-JIUN	10,000

YANG,HUI-WEN	20,000

YANG,SHIANG-CHEN	20,000

YANG,HAO-HAIANG	10,000
YANG,CHIU-FU	10,000

YANG,YI-CHUNG	5,000

70

YANG,YIN-TANG	40,000

WAN,JUNG-JUNG	100,000

WAHN,RURNG-SHUEEI	20,000

YEH,JIH-CHENG	10,000

YEH,PING-HIS	5,000

YEH,MENG-TUNG	20,000

YEH,KUAN-YU	10,000

71

YEH,HSUAN-CHEN	10,000

YEH,LIN-LIN	10,000

CHAN,SHIAO-HUA	20,000

CHAN,PIN-YU	13,000

CHAN,PING-HAN	13,000

CHAN,CHIN-TSAI	27,000

CHAN,YI-LIN	9,000

LIAO,HSIU-HUA	10,000

LIAO,CHIEN-CHIH	10,000

72

LIAO,TSAI-CHIN	10,000

PU,CHUN-YAO	10,000

PU TSENG,LI-JUNG	10,000

PU,YI-HSIUNG	10,000

LIU,PANG-HSUAN	10,000

LIU,MING-CHEN	5,000

LIU,KIN-LI	10,000

LIU,CHIN-HO	10,000

73

LIU,HSIN-CHANG	10,000

LIU,PING-HUI	10,000

LIU,MEI-YING	10,000

LIU,TSAI-CHOU	10,000

LIU,PI-CHEN	10,000

LIU,LI-CHEN	20,000

OU,HSIU-LIH	15,000

PAN,I-JOU	10,000

TSAI,TZU-YU	10,000

74

TSAI,TIEN-CHENG	20,000

TSAI,YUEH-CHIN	414,500

TSAI,PEI-CHI	20,000

TSAI,KUN-LIN	170,000

TSAI,CHIN-HUA	35,000

TSAI,CHUN-FENG	15,000

TSAI,HUANG-CHUAN	5,000

TSAI,MEI-YU	30,000

75

TSAI,TSUNG-CHIH	20,000

CHENG,YOU-WAN	40,000

CHENG,CHENG-HSIANG	10,000

CHENG,AN-FEN	10,000

CHENG,HSIU-CHIN	20,000

CHENG,PING-SUEI	10,000

CHENG,HSIANG-CHAO	80,000

CHENG,CHAO-YUAN	10,000

CHENG,HUAN-TSAI	8,500

76

LU,CHI-LIANG	10,000

LU,MENG-CHU	10,000

LU,CHENG-CHIH	5,000

LU,CHIN-MU	30,000

HSIAO,SHIOU-SHUO	10,000

HSIAO,CHIA-PEI	5,000

HSIAO,YU-YING	10,000

HSIAO,SHU-YUN	5,000

77

LAI,SHIH-TI	10,000

LAI,TSAI-JEN	10,000

LAI,TSAI-HENG	43,000
LAI,YUN-LI	5,000

LAI,CHEN-CHIN	10,000

LAI,YU-HSIN	10,000

TAI,SHIH-YAO	20,000

TAI,TING-KUN	10,000

HSIEH,KUANG-CHI	10,000

78

HSIEN,SHU-PING	35,000

HSIEH,SU-HUI	5,000

SHIEN,GUAN-JONG	10,000

CHIEN,SHU-YEN	10,000

CHIEN,KUN-YUAN	20,000
LAN,YI-JEN	10,000

CHUEH,KUN-MING	2,000

YEN,HSIU-YU	40,000

YEN,MING-LI	5,000

79

YEN,YU-HSIN	10,000

YEN,YU-TUNG	40,000

YEN,FONG-TING	98,000

WEI,CHAO-HSIUNG	10,000

WEI,KUO-FONG	10,000

WEI,TZU-TE	10,000
LO,CHENG-SHUI	10,000

LO,SHU-ER	10,000

80

SU,LIANG-KUEI	5,000

SU,CHUN-SHUO	10,000

SU,JUN-HONG	10,000

SU,MEI-FENG	151,500

SU,HSUEH-MAN	30,000

SU,SHUN-CHING	30,000

SHU WEN,CHUN-YING	10,000

SU,CHIN-FONG	60,000
LUAN,SHEN-CHAO	20,000

81

CHIEN,CHUN-HAN	50,000

LIN, SHANG-HONG	10,000

YANG, KUN-TSAI	5,000

YANG, CHEN-MING	5,000

CHUANG, SHIH-TE	10,000

82